Exhibit 1.01

CUI Global, Inc.

Conflict Minerals Report

(For Year Ended December 31, 2015)

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“the Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule requires SEC reporting companies that meet certain threshold requirements, to undertake a reasonable country of origin inquiry (“RCOI”) and supply chain due diligence on the source and chain of custody of the “conflict minerals” necessary to the functionality or production of any product manufactured or contracted to be manufactured by the reporting company.

The term “conflict minerals” is defined in Section 1502(e)(4) of the Act as: (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”). The “Covered Countries” include Angola, Burundi, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. For purposes of this Conflict Minerals Report, tin, tungsten, tantalum and gold will herein be referred to as the 3TGs for discussion purposes.

CUI Global has reason to believe that some of the 3TGs present in our supply chain may have originated in the Covered Countries. CUI Global is unable with absolute assurance to determine the origin of the 3TGs in our products; therefore, we cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we are required under the Rule to submit to the SEC a Conflict Minerals Report (“CMR”) as an Exhibit to Form SD.

1. Company Overview

This report has been prepared by management of CUI Global, Inc. (herein referred to as “CUI Global,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all owned subsidiaries that are required to be consolidated.

CUI Global is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies.

1.1 Products

CUI Global is dedicated to the acquisition and development of innovative companies, products and technologies in the gas metering and electronic component space.

The company’s operations fall into two reportable segments: the Power and Electro-mechanical segment and Energy segment. The Power and Electro-mechanical segments consists of ac-dc and dc-dc power supplies, buzzers, connectors, encoders, microphones, speakers and thermal management products. The Energy segments consists of energy metering systems that include the patented VE Technology® and the GasPT® device, both used to provide solutions to the oil and gas, process, petrochemical, power nuclear and environmental industries. For the purpose of this assessment the products included above may contain or are likely to contain tin, tungsten, tantalum and gold.

1.2 Supply Chain

CUI Global relies on its direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us. This includes the sources of 3TGs that are supplied to them from lower tier suppliers. We have an extensive supplier qualification and evaluation process which we have amended to include requirements for suppliers to provide information about 3TG sources. In addition, we have added a section to our terms and conditions that is printed on every Purchase Order. This addition states our expectation that the 3TGs used in the production of the products included in the Purchase Order are DRC Conflict-Free.

CUI Global requested CMRT forms from all product suppliers that provided products sold by CUI Global during the 2015 year.

1.3 Conflict Minerals Policy

In accordance with the OECD Guidance and the Conflict Minerals Rule, CUI Global’s policy is publicly available on our website at: http://www.cuiglobal.com/Conflict-Minerals/Index?KeyGenPage=1073750924

2. Description of the RCOI:

CUI Global provided a list composed of suppliers associated with the Covered Products to Assent Compliance, our third party service provider, for upload to the Assent Compliance Manager tool (“ACM”). We deemed it impractical to filter this list further to exclude some possibly irrelevant suppliers because we could not determine definitively the presence or absence of conflict minerals in all parts supplied to CUI Global for our products.

Assent’s use of the EICC-GeSI Conflict Minerals Reporting Template (“CMRT”) version 4.0 or higher to conduct a survey of our suppliers allowed for some elimination of irrelevant suppliers. Specifically, Question 1 of the CMRT asks suppliers whether any of the conflict minerals they use are necessary to the functionality or production of their products. In addition, Assent conducted analysis on our supply chain to remove suppliers based on the following criteria:

•	The company supplies CUI Global with packaging only (excluding labels);

•	The company supplies CUI Global only with items that do not end up in CUI Global’s products (including equipment used to make our products but not a part of the actual products themselves);

•	The company is a test lab providing CUI Global with product testing only;

•	The company is a service provider only; and

•	The company has not supplied anything to CUI Global in the last two years.

Based on supplier responses to Question 1 and this additional analysis by Assent, we were able to remove 10.88% of originally provided suppliers from the scope of this Report.

CUI Global then conducted the supplier survey portion of the RCOI, using the CMRT. CUI Global contacted all in scope suppliers via email and requested that they respond to the questions in the CMRT with respect to their sales to CUI Global. Once received, supplier CMRTs were uploaded in the Assent Compliance Manager to be evaluated for validation. The Assent Compliance Manager is a software-as-a-service platform system tool that enables suppliers to upload completed CMRTs directly and permits Assent and CUI Global to track supplier communications, assess risk and manage the survey process generally.

In its communications with suppliers, CUI Global provides training and education on how to complete the CMRT in order to alleviate any remaining confusion or questions with suppliers. CUI Global contacted nonresponsive suppliers a minimum of three times by direct telephone or e-mail communications by CUI Global personnel. All email communications were monitored and tracked.

The CUI Global program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on:

•	Questions 1 and 2 are minimum requirements for the CMRT

o	If suppliers state (via Q1 and Q2) that their products do not contain 3TGs necessary to the function or production of said products, then no further information is required and no further data validation is completed.

•	Question 3 – Do any of your 3TGs originate from the covered countries?

o	Any supplier that has any 3TGs from the covered countries, even 1 positive response from their supply chain must answer yes.

•	Question 4– is 100% of the 3TG in question from a recycled source?

•	Question 5 – Have you received info from all relevant 3TG Suppliers?

o	If you are not at 100%, then you can’t make definitive statements for Questions 3, 4 and 6

•	Question 6 – Have you identified all your Smelters and refiners?

o	If the answer here is yes, then question 5 must be yes. This also impacts question 3.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regards to invalid forms and are encouraged to resubmit a valid form. As of May 1, 2016, there were 16 invalid supplier submissions that could not be corrected.

CUI Global conducted our RCOI in good faith to determine whether any of the 3TGs in our products originated in the DRC or an adjoining country (collectively referred to as the “Covered Countries”). Based on the RCOI, and in accordance with the Rule, CUI Global performed due diligence on the source and chain of custody of the 3TGs in question to determine whether these minerals financed or benefitted armed groups.

3. Design of Due Diligence Process

CUI Global’s due diligence measures have been designed to conform, in all material respects, to the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“the Guidance”) and the related Supplements for gold, tin, tantalum and tungsten.

The Company’s conflict minerals due diligence process includes the five steps as defined by the Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by the Company is outlined below.

3.1 Establish Strong Company Management Systems

Internal Team:

CUI Global has established a management system for conflict minerals. The management system includes corporate officers as well as executive-level representatives and a team of subject matter experts from relevant functions.

The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by the CUI Global Vice President of Operations who acts as the Conflict Minerals Program Manager. Senior management is briefed about the results of the due diligence efforts on a regular basis.

CUI Global also uses a third-party service provider, Assent Compliance, to assist us with evaluating supply chain information regarding 3TGs and in the development and implementation of additional due diligence steps that we will undertake with suppliers in regards to conflict minerals.

Control Systems:

CUI Global expects all of its suppliers to have policies and procedures in place to ensure that any 3TGs used in the production of the products sold to CUI Global are DRC conflict-free. This means that the products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. CUI Global is actively working with its supply chain to do a Reasonable Country of Origin Inquiry (RCOI) while exercising due diligence by following the OECD Due Diligence Guidance.

Other controls include, but are not limited to, our Code of Conduct which outlines certain expected behaviors for all CUI Global employees. In addition, we rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

Supplier Engagement:

CUI engages with suppliers directly to request that they complete a valid CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, CUI Global has developed an internal procedure that includes steps of supplier engagement escalation such as in-person meetings and corrective actions. Feedback from this engagement has allowed CUI Global to oversee improvements in supplier responses and supplier compliance for this initiative. Additionally, CUI Global ensures that the Company’s Conflict Minerals Policy is included in supplier contracts. The Company encourages and directs new suppliers to read and accept this policy.

Grievance Mechanism:

CUI Global has maintained a grievance mechanism that is explained in the CUI Employee Manual as our “Whistleblower Policy.”  As this policy states, employees are free to raise concerns about misconduct or improper behavior that the employee reasonably in good faith believes occurred. All concerns are communicated directly to Human Resources or a member of Executive Management. Concerns may also be submitted online, which are then sent to CUI Global’s Audit Committee. Employees who disclose good faith beliefs and/or truthful information under this policy are protected from retaliation. All complaints are investigated promptly, including those that relate to conflict minerals and ethical sourcing violations.

Maintain Records:

CUI Global has adopted a policy to retain relevant documentation. Documentation will be retained for a period of 5 years.

3.2. Identify and Assess Risks in the Supply Chain

Certain of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Conflict-Free Sourcing Initiative (“CFSI”) and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by CFSI. As of May 1, 2015, we have validated 300 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, CUI Global cannot definitely determine their connection to the Covered Products.

Based on the smelter lists provided by suppliers via the CMRTs, we are aware of at least one smelter and/or refiner for tin, tungsten, and tantalum sourcing from the Covered Countries and certified conflict-free and a number of other smelters of which the source is not publicly disclosed at this time but are certified conflict free smelters. Many suppliers are still unable to provide the smelters or refiners used for materials supplied to us. As a notable addition to this year’s program, any suppliers who did not provide SOR information on their CMRT submission were flagged as invalid and contacted directed. Therefore, we have seen an increase in the number of suppliers who provided this information since last year.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters or refiners not being certified DRC-Conflict Free pose a significant risk to the Supply Chain.

In the Assent Compliance Manager (the software used in conjunction with the services of our third party service provider), risk is classified as High, Medium and Low. This Risk rating is generated based on 3 scoring criteria:

•	Regulated Body: this assesses whether the smelter or refiner has a regulated body number (Smelter CID Number is the primary method).

•	Proximity:

o	Level 1 Country: Countries with known active ore production for tin or tantalum that are not identified as conflict regions or plausible countries of smuggling or export of tin or tantalum containing materials. Smelter Country is located in North or South America, Australia or Europe. [Example - G8 Level Countries who are known to meet OECD standards in other sectors.]

o	Level 2 Country: Known or plausible countries for smuggling, export out of Level 3 countries, or transit of materials containing tin or tantalum. This currently includes Kenya, Mozambique, and South Africa.

o	Level 3 Country: The Democratic Republic of the Congo (“DRC”) and its nine adjoining countries as outlined in Section 1502 of the Dodd Frank Act. These include Angola, Burundi, Central African Republic, DRC, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. These are also commonly referred to as "covered countries" in the Dodd Frank Act Section 1502.

•	Certification: If the Smelter is certified conflict-free via the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme.

We also calculate supplier risk based on the chances that the supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters/refiners declared by that Supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A. Do you have a policy in place that includes DRC conflict-free sourcing?

E. Have you implemented due diligence measures for conflict-free sourcing?

H. Do you verify due diligence information received from your suppliers?

I. Does your verification process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, H, I), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. At this time, none of our responsive suppliers have been identified as having a weak program.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

3.3. Design and Implement a Strategy to Respond to Identified Risks:

In response to this risk assessment, CUI Global has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to nonresponsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Conflict Minerals rules.

We engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD Guidance.

3.4. Carry Out Independent Third-Party Audit

CUI Global does not have a direct relationship with conflict minerals smelters or refiners and as a result, the Company does not perform direct audits of these entities in its supply chain.

3.5. Publicly Report on Supply Chain Due Diligence:

CUI Global reports annually on supply chain due diligence by filing a Form SD and Conflict Minerals Report with the SEC. This filing can be accessed via our website at: { http://www.cuiglobal.com/Conflict-Minerals/Index?KeyGenPage=1073750924}

4. Due Diligence Results

4.1 Survey Responses

CUI Global received CMRT forms from 87.72% of the suppliers surveyed. It is important to note that since last year, the amount of in scope suppliers increased due to the acquisition of certain assets and liabilities of Tectrol, Inc., which is now known as CUI-Canada .

CUI Global and Assent reviewed the responses against criteria developed to determine which suppliers required further engagement. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT. CUI Global worked directly with these suppliers to provide revised responses.

4.2 Efforts to Determine Mine or Location of Origin

Through requesting our suppliers to complete the CMRT form, CUI Global and the third-party service provider has determined that seeking information about 3TG smelters and refiners in the supply chain represents the most reasonable effort that can be made to determine the mines or locations of origin of the 3TG in the supply chain.

4.3 Smelters or Refiners

The large majority of the supplier responses we received provided data at a company or divisional level. We are, therefore, unable to determine whether the 3TGs reported by the suppliers were contained in the actual components or parts supplied to us. Therefore, our list of processing SORs may contain more facilities than those that actually processed the Conflict Minerals contained in our products. The quality of the responses that we received from our surveyed suppliers continue to be varied. Many responses provided by suppliers (via the CMRT) included the names of facilities listed by the suppliers as smelters or refiners. The CMRTs submitted by suppliers that do not list at least 1 smelter for each 3TG claimed on the CMRT are considered invalid and our third-party  provider follows up on these, urging suppliers to resubmit with increased smelter information. There are still suppliers unable to provide the smelters or refiners used for materials supplied to us.

From the responses that we received, we identified three smelters that potentially posed a risk. These concerns stem from location of the facilities and claims that fall outside of the scope of the conflict minerals law. For suppliers that identified these specific smelters of concern on their CMRT, we created a new escalation plan. These suppliers were contacted by Assent and CUI to evaluate whether or not these smelters could be connected to CUI products. The suppliers were asked to complete a product-level CMRT, rather than a company-level, to better identify the connection to products that they supply to CUI. Other suppliers were evaluated internally to determine if they were in fact still active suppliers. If not, they were taken out of scope. After this escalation process, all instances of concern for these smelters were alleviated.

For all responses that indicated a smelter, our third-party  consultant compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “Conflict-Free,” Assent confirmed that the name was listed by CFSI as a certified smelter. No violations were identified. As of May 1st 2016, we have validated 300 smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix B also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the CFSI.

5. Steps to be taken to Mitigate Risk

CUI Global intends to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or adjoining countries:

a)	Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts as well as included in the terms and conditions of each purchase order issued to CUI Global suppliers.

b)	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the suppliers’ survey responses.

c)	Include additional training for suppliers with a focus on providing accurate and complete smelter and refiner information

d)	Engage with any suppliers found to be supplying CUI Global with 3TGs from sources that support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict.

e)	Continue to engage with Assent Compliance and stay updated on OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

f)	Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.

g)	Suppliers will also be requested to inform CUI Global of the correlation between these smelters or refiners and the products and parts they supply to CUI Global.

Appendix A

Metal	Standard Smelter Name	Facility Location	Smelter ID	Conflict Free?
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077	Yes
Gold	Asahi Pretec Corporation	JAPAN	CID000082	Yes
Gold	Asahi Refining Canada Limited	CANADA	CID000924	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Yes
Gold	Aurubis AG	GERMANY	CID000113	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Yes
Gold	Bauer Walser AG	GERMANY	CID000141	Unknown
Gold	Boliden AB	SWEDEN	CID000157	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Yes
Gold	Caridad	MEXICO	CID000180	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Yes
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189	Unknown
Gold	Chimet S.p.A.	ITALY	CID000233	Yes
Gold	Chugai Mining	JAPAN	CID000264	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359	Unknown
Gold	DODUCO GmbH	GERMANY	CID000362	Yes

Gold	Dowa	JAPAN	CID000401	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Yes
Gold	Faggi Enrico S.p.A.	ITALY	CID002355	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Yes
Gold	Japan Mint	JAPAN	CID000823	Yes
Gold	Jiangxi Copper Company Limited	CHINA	CID000855	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Unknown
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032	Unknown
Gold	Lingbao Gold Company Limited	CHINA	CID001056	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Unknown
Gold	Materion	UNITED STATES	CID001113	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Unknown

Gold	Metalor Technologies SA	SWITZERLAND	CID001153	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Yes
Gold	Morris and Watson	NEW ZEALAND	CID002282	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Yes
Gold	PAMP SA	SWITZERLAND	CID001352	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Yes
Gold	PX Précinox SA	SWITZERLAND	CID001498	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Yes
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Yes
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Yes
Gold	T.C.A S.p.A	ITALY	CID002580	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Unknown

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Yes
Gold	Valcambi SA	SWITZERLAND	CID002003	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Yes
Tantalum	Duoluoshan	CHINA	CID000410	Yes
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501	Unknown
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Yes
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Yes

Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Yes
Tantalum	QuantumClean	UNITED STATES	CID001508	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Yes
Tantalum	Taki Chemicals	JAPAN	CID001869	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232	Yes
Tin	Alpha	UNITED STATES	CID000292	Yes
Tin	An Thai Minerals Company Limited	VIETNAM	CID002825	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Unknown
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	CID000228	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Yes
Tin	CV Ayi Jaya	INDONESIA	CID002570	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Yes
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Yes
Tin	Dowa	JAPAN	CID000402	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Unknown
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774	Yes
Tin	EM Vinto	BOLIVIA	CID000438	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466	Unknown
Tin	Fenix Metals	POLAND	CID000468	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500	Yes

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Yes
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Yes
Tin	Minsur	PERU	CID001182	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Yes
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Unknown
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Yes
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409	Unknown
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Yes
Tin	PT Fang Di MulTindo	INDONESIA	CID001442	Unknown
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Yes
Tin	PT Justindo	INDONESIA	CID000307	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	Unknown
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Yes
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Yes
Tin	PT Seirama Tin Investment	INDONESIA	CID001466	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Yes

Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Unknown
Tin	PT Tommy Utama	INDONESIA	CID001493	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Yes
Tin	Thaisarco	THAILAND	CID001898	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Unknown
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Yes
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Unknown
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	Yes
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	CID002538	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Yes

Appendix B

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. This is also based on company level responses and therefore, it is not certain which of these countries can be linked to our products.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.